SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                      The Reader's Digest Association, Inc.
 _____________________________________________________________________________
                  (Name of Registrant as Specified In Its Charter)



______________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Investment Company Act Rule 20a-1(c).
[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
       14a-6(i)(3).
[ ] Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
       0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined:

4)  Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as  provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration state ment number,or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

[LOGO]

                                                        September 29, 2000



DEAR STOCKHOLDER:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Reader's Digest Association, Inc. to be held at 9:00 a.m. on Friday, November 10, 2000, at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

    The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of the Company, and stockholders will have an opportunity to discuss matters of interest concerning the Company.

    Although only holders of record of the Company's Class B Voting Common Stock at the close of business on September 20, 2000 are entitled to vote at the Meeting, we invite all stockholders of the Company, including the holders of the Company's Class A Nonvoting Common Stock, to attend.

    If you are entitled to vote at the Meeting, it is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person.


                                Sincerely yours,



                              /S/THOMAS O. RYDER
                                 THOMAS O. RYDER
                                 Chairman and Chief Executive Officer





================================================================================
NOTE: Holders of Class A Nonvoting Common Stock are not entitled to vote at the Annual Meeting. They are receiving this Proxy Statement for information purposes
only       and       will       not       receive       a      proxy       card.
================================================================================

[LOGO]
                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 10, 2000 at 9:00 a.m., New York time, to consider and take action on the following matters:

(1)      election of Directors of the Company; and

(2)      such other business as may properly come before the meeting.

The record date for the Meeting is September 20, 2000. The Company is required to send notice of the Meeting only to record holders of the Company's Class B Voting Common Stock at the close of business on the record date. Only those stockholders are entitled to attend the Meeting and to vote those shares at the Meeting. Holders of the Company's Class A Nonvoting Common Stock on the record date are also welcome to attend the Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS:


                               /S/C.H.R. DUPREE
                                  C.H.R. DUPREE
                                  Vice President and Corporate Secretary

September 29, 2000

                                 PROXY STATEMENT


                               GENERAL INFORMATION

Annual Meeting Time and Location

    The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 10, 2000 at 9:00 a.m., New York time. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

Principal Executive Offices of the Company

    The mailing address of the principal executive offices of the Company is Pleasantville, New York 10570.

Record Date; Securities Entitled to be Voted at the Meeting

    The record date for the Meeting is September 20, 2000. Only shares of the Company's Class B Voting Common Stock (the "Class B Voting Common Stock") held by holders of record at the close of business on the record date are entitled to vote at the Meeting. Each share of Class B Voting Common Stock is entitled to one vote. On September 20, 2000, 12,432,164 shares of Class B Voting Common Stock were outstanding.

    The Class A Nonvoting Common Stock is not entitled to be voted at the Meeting. Holders of Class A Nonvoting Common Stock are receiving this Proxy Statement for information purposes only and will not receive a proxy card.

Meeting Admittance Procedures

    Only stockholders of record on the record date, or their duly appointed proxy holders (not to exceed one per stockholder), may attend the Meeting. If you or your proxy holder plans to attend the Meeting, please return the longer portion of the enclosed admission card. We will then place your name on an admission list held at the entrance to the Meeting. Please save the shorter portion of the admission card. You will have to present the shorter portion of the admission card to gain entrance to the Meeting.

     If you plan to attend the Meeting and vote your shares in person, but your shares are held in the name of a broker, trust, bank or other nominee, you should also bring with you a proxy or letter from the broker, trustee, bank or nominee confirming that you beneficially own the shares.

Proxies Solicited by the Board of Directors

     This Proxy Statement, and the proxy card that accompanies the Proxy Statement to the holders of the Class B Voting Common Stock, are first being sent or given to stockholders on or about September 29, 2000.

     The accompanying proxy card is solicited by the Board of Directors of the Company. You may revoke your proxy by giving written notice to the Corporate Secretary of the Company at any time before your proxy is voted. The Board of Directors will vote valid proxies that it receives in favor of the election of the Board's nominees (except to the extent that authority is withheld). The Board will vote those proxies on the management proposals and on the stockholder proposals as stated in the instructions in the proxy. Your presence at the meeting does not of itself revoke the proxy.

     The Company will bear the cost of the solicitation of proxies through use of this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, regular employees of the Company may solicit proxies personally, or by mail, telephone or electronic transmission, without additional compensation.

Vote Tabulation

     Abstentions and "broker non-votes" are counted as "present" in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders other than election of directors. "Broker non-votes" would have no effect on any matter considered at the Annual Meeting because they are not considered "shares present" for voting purposes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     As a matter of Company practice, stockholder votes at the Annual Meeting are tabulated on a confidential basis by independent third parties and certain employees of the Company involved in the tabulation process. Each stockholder proxy card and ballot are kept confidential until the final vote is tabulated. Disclosure may be made, however, if applicable law requires, if the proxy card contains a stockholder comment or question or if the proxy solicitation is contested.


                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

Nominees

    The Board of Directors currently consists of eight members who are elected annually to hold office until the next Annual Meeting or until their successors are duly elected and qualified. Lynne V. Cheney's husband, Richard, is currently a candidate for election to the office of vice president of the United States. Lynne V. Cheney has taken a leave of absence from the Board in connection with the election campaign. If she does not stand for re-election at the 2000 Annual Meeting, the Board of Directors will be reduced to seven members.

    The affirmative vote of a plurality of the votes cast by the holders of the Class B Voting Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxies will be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who is designated by the Board of Directors to fill such vacancy. All nominees named below are incumbent members of the Board of Directors.

    Set forth below opposite the name and age of each nominee are the nominee's present positions and offices with the Company, the year in which the nominee was first elected a Director of the Company and the nominee's principal occupations during the past five years.


                                   Positions and Offices With the Company and
Name and Age                   Principal Occupations During the Past Five Years

Thomas O. Ryder(56)           Mr. Ryder has been Chairman of the Board and Chief Executive Officer and a Director of the Company since April 1998.  Mr. Ryder was President,
                              American Express Travel Related Services International, a division of
                              American Express Company, from October 1995 to April 1998.  Prior to
                              October 1995, he served as President, Establishment Services--Worldwide of American Express Travel Related Services.

Lynne V. Cheney (59)          Dr. Cheney joined the Board of Directors in 1993.  She is currently on a leave of absence from the Board.  She is an author and lecturer and has been a senior fellow of the American Enterprise Institute for Public
                              Policy Research since January 1993.  Prior to January 1993, she served as Chairman of the National Endowment for the Humanities.  Dr. Cheney is
                              also a director of Exide Corporation, IDS Mutual Fund Group and
                              Lockheed-Martin Corporation.

M. Christine DeVita (50)      Ms. DeVita has been a member of the Board of Directors of the Company since
                              1993.  She has been President of the DeWitt Wallace-Reader's Digest Fund,
                              Inc. and the Lila Wallace-Reader's Digest Fund, Inc. since June 1989.

James E. Preston (67)         Mr. Preston has been a member of the Board of Directors of the Company since 1994.  He retired as Chairman of the Board of Avon Products, Inc.
                              (beauty and related products) in May 1999, a position he had held since
                              January 1989; he was Chief Executive Officer prior to July 1998, and
                              President prior to November 1993.  Mr. Preston also serves on the board of directors of Aramark, Inc., Cyberian Outpost, Inc. and Venator Group,
                              Inc.

Lawrence R. Ricciardi(60)     Mr. Ricciardi has been a member of the Board of Directors of the Company since 1998.  He is Senior Vice President and General Counsel of
                              International Business Machines Corporation, a position he has held since May 1995.

C.J. Silas(68)                Mr. Silas has been a member of the Board of Directors of the Company since 1992.  He retired in May 1994 as Chairman and Chief Executive
                              Officer of Phillips Petroleum Company, positions he had held since
                              1985.  Mr. Silas is also a director of Halliburton Company.

William J. White(62)          Mr. White has been a member of the Board of Directors of the Company since 1996.  He has been a professor at the Robert R. McCormick School of Engineering and Applied Science at Northwestern University since
                              January 1998.  He retired as Chairman of the Board of Bell & Howell
                              Company (information access and mail processing systems) in December
                              1997, a position he had held since 1990.  Mr. White also served as Chief
                              Executive Officer of Bell & Howell Company until March 1997 and as
                              President until February 1995.  Mr. White is also a director of Bell &
                              Howell Company and Ivex Packaging Corporation.

Ed Zschau(60)                 Mr. Zschau has been a member of the Board of Directors of the Company since January 1999.  He is a visiting professor at Princeton
                              University.  Prior to September 1, 2000, Mr. Zschau was a professor of management at the Graduate School of Business Administration of Harvard
                              University, where he joined the faculty in 1996.  Mr. Zschau is also a director of GenRad, Inc. and StarTek, Inc.


Corporate Governance Guidelines

         The Board of Directors of the Company believes that the responsibility of Directors is to oversee the management of the Company. That responsibility includes:

- Promoting the best interests of the Company and its stockholders in directing the Company's business and affairs;

- Evaluating the performance of the Company and the Chief Executive Officer and taking appropriate action, including removal, when warranted;

- Selecting, evaluating and fixing the compensation of the Chief Executive Officer and senior management of the Company and establishing policies regarding the compensation of members of management;

- Reviewing succession plans and management development programs for members of senior management;

- Reviewing and regularly approving long-term strategic and business plans and monitoring corporate performance against such plans;

- Adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial and other controls, and reviewing the adequacy of compliance systems and controls;

-    Evaluating periodically the overall effectiveness of the Board; and

- Deciding on matters of corporate governance.

     The Board has adopted guidelines to assist it in the exercise of its responsibilities, which are summarized below.

     The Board believes that, under normal circumstances, the Chief Executive Officer of the Company should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to the Board for the overall management and functioning of the Company.

     It is the policy of the Board that the Chairmen of the standing Board Committees each act as the chairman at meetings or executive sessions of the outside Directors at which the principal items to be considered are within the scope of the authority of the Committee. This Board believes that this practice provides for leadership at all of the meetings or executive sessions of outside directors, other than the Corporate Governance Committee, without the need to designate a "lead" director.

     The Corporate Governance Committee is composed of all of the outside Directors and meets in executive session outside the presence of the Chief Executive Officer and other Company personnel during a portion of each of the Board's regular meetings. In addition, any member of the Corporate Governance Committee may request the Committee Chairman to call an executive session of such Committee at any time. The Chairman of the Corporate Governance Committee serves as the interface between that Committee and the Chief Executive Officer in communicating the matters discussed during outside Directors' executive sessions.

     Annually, the Corporate Governance Committee meets in executive session to evaluate the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, such Committee takes into consideration the executive's performance in both qualitative and quantitative areas, such as: leadership and vision; integrity; keeping the Board informed on matters affecting the Company and its operating units; performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals); development and implementation of initiatives to provide long-term economic benefit to the Company; accomplishment of strategic objectives and development of management.

     Directors have open access to the Company's management, subject to reasonable time constraints. Senior management of the Company routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. Long-term strategic and business plans are reviewed annually at one of the Board's regularly scheduled meetings.

     The Board plans for succession to the position of Chairman and Chief Executive Officer, and reviews and approves succession plans for other senior management positions. The Chairman and Chief Executive Officer annually presents to the Compensation and Nominating Committee and the Board a report on the Company's senior management resources, development program and succession plan.

     The Chairman and Chief Executive Officer establishes the agenda for each Board meeting, although Board members are free to suggest items for inclusion on the agenda. Each Director is free to raise at any Board meeting subjects that are not on the agenda for that meeting or future meetings. A forward agenda of matters requiring focused attention by the Board and each Committee is prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration. In advance of each Board or Committee meeting, a proposed agenda is distributed to each member. In addition, information and data important to the members' understanding of the matters to be considered, including background summaries of presentations to be made at the meeting, is distributed prior to the meeting. Directors routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of the Company's business, performance and prospects.

     It is the general policy of the Board that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to the operation of a publicly owned company. A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed. The Board has established the following standing Committees: Audit; Compensation and Nominating; Corporate Governance; and Finance.

     The Compensation and Nominating Committee, with direct input from the Chief Executive Officer, recommends to the Board the membership of the various Committees and their Chairmen, and the Board approves the Committee assignments. The Chairmen of the standing Committees are to be rotated at least every three-to-four years. In making its recommendations to the Board, such Committee takes into consideration the need for continuity, subject matter expertise, tenure and the desires of individual Board members. It is the policy for the Board that only non-employee Directors serve on the standing Committees. A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another executive officer of the Company serves on the board of another corporation that employs the Director) may not serve on the Compensation and Nominating Committee. The composition of the Compensation and Nominating Committee is reviewed annually to ensure that each of its members meet the criteria set forth in applicable Securities and Exchange Commission and Internal Revenue Service rules and regulations.

Board of Directors and Committees; Responsibilities and Meetings

     During the Company's fiscal year ended June 30, 2000, its Board of Directors held 7 meetings. The Board of Directors of the Company has an Audit Committee, a Compensation and Nominating Committee, a Corporate Governance Committee and a Finance Committee.

     The Audit Committee, which met five times during the 2000 fiscal year, is composed of Dr. Cheney (Chairman), Mr. Ricciardi, Mr. Silas and Mr. White. Its functions include: recommending annually to the Board of Directors a firm of independent auditors to audit and review the Company's books and records and approving the scope of such firm's audit; reviewing, approving and recommending to the Board the Company's annual financial statements, reviewing the adequacy of the Company's internal controls and auditing procedures; reviewing the appropriateness of and effect of changes in the Company's accounting principles and auditing procedures; reviewing the Company's ethics policies and procedures; and reviewing the internal audit function.

     The Corporate Governance Committee met six times during the 2000 fiscal year. The Committee is composed of all of the non-employee Directors. Its functions include: reviewing governance matters; evaluating the performance of the Chief Executive Officer; reviewing succession planning and management development activities; and reviewing other internal matters of broad corporate significance.

    The Compensation and Nominating Committee, which met three times during the 2000 fiscal year, consists of Messrs. Silas (Chairman), Preston and White. The Committee's functions include administering certain employee benefit plans; recommending the amount and form of any contribution to the Employee Ownership Plan and the 401(k) Partnership of The Reader's Digest Association, Inc. (the "Employee Ownership/401(k) Plan"); reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation for employees of the Company and its subsidiaries; and reviewing and recommending candidates and nominees for election to the Board of Directors.

    The Finance Committee, which met twice during the 2000 fiscal year, is comprised of Ms. DeVita (Chairman) and Messrs. Ricciardi and Zschau. The Finance Committee's functions include overseeing the financial affairs of the Company, such as the Company's investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans and budgets, foreign exchange management, tax planning and insurance coverage.

    All members of the Board attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period in the 2000 fiscal year that he or she was a Director and (2) the total number of meetings held by all committees of the Board on which he or she served during the period in the fiscal 2000 year that he or she served.

Compensation of Directors

    Non-employee Directors receive an annual retainer in stock and cash. The stock retainer consists of shares of Class A Nonvoting Common Stock equal to $32,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. A cash retainer of $18,000 for non-employee Directors, with an additional $3,000 for each Committee Chairman, is paid in quarterly installments. Each individual who became a non-employee Director prior to April 1, 1998 and who serves as a non-employee Director for more than five years will, upon retirement from the Board, continue to receive annual compensation in the amount of $32,000. Individuals who became non-employee Directors on or after April 1, 1998 receive additional stock and cash while serving as a non-employee Director in lieu of retirement payments. The additional stock consists of shares of Class A Nonvoting Common Stock equal to $20,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. The additional cash amount equals $12,000 and is paid in quarterly installments.

     Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their cash compensation for certain established deferral periods. Deferred compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee comprised of Directors who are not eligible to participate in the plan. Payment of the deferred amounts will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.

    Active and retired Directors and their spouses are eligible to participate in the Reader's Digest Foundation Matching Gift Program whereby contributions up to $5,000 a year to eligible organizations are double matched by the Foundation.

                            EQUITY SECURITY OWNERSHIP

Principal Stockholders

     The following table shows, based on information reported to the Company by or on behalf of such persons, the ownership, as of September 20, 2000, of the Company's voting securities by the only persons known to the Company to be the beneficial owners of more than five percent of the Class B Voting Common Stock, the only class of voting securities of the Company outstanding:

                                                             Amount and nature       Percent of
   Name and address of beneficial owner                    of beneficial ownership     class


DeWitt Wallace-Reader's Digest Fund, Inc.                    3,108,041 shares         25.0%
Two Park  Avenue                                             (sole voting and
New York, NY  10016 (1)                                      investment power)

Lila Wallace-Reader's Digest Fund, Inc.                      3,108,041 shares         25.0%
Two Park Avenue                                              (sole voting and
New York, NY  10016 (1)                                      investment power)

State Street Bank and Trust Company,                         1,584,307 shares         12.74%
as trustee of the Employee Ownership Plan and the 401(k)     (shared voting and
Partnership of The Reader's Digest Association, Inc.(2)      investment power)

Gabelli Funds, LLC (3)                                       682,000 shares           5.49%
One Corporate Center                                         (sole voting and
Rye, NY 10580                                                investment power)

GAMCO Investors Inc. (3)                                     1,262,600 shares         10.16%
One Corporate Center                                         (sole voting and
Rye, NY  10580                                               investment power)

Gemini Capital Management Ltd. (3)                           35,000 shares            0.28%
c/o Appleby, Spurling & Kempe                                (sole voting and
Cedar House, 41 Cedar Avenue                                 investment power)
Hamilton HM12 Bermuda

(1)   As of September 20, 2000, the DeWitt  Wallace-Reader's  Digest Fund,  Inc.
      (the "DeWitt Wallace Fund") also owned 6,696,044 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 9.52% of the total outstanding common stock of the Company. The Lila Wallace-Reader's Digest Fund, Inc. (the "Lila Wallace Fund" and, together with the DeWitt Wallace Fund, the "Funds") also owned 3,973,919 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 6.88% of the total outstanding common stock of the Company.

(2) State Street Bank and Trust Company ("State Street") is trustee of the Trust created by the Trust Agreement amended and restated as of July 1, 1992 between The Reader's Digest Association, Inc. and State Street, as trustee, relating to the Employee Ownership/401(k) Plan. According to the
      Schedule 13G filed with the Securities and Exchange Commission by State Street in such capacity, State Street may be deemed to have shared voting and shared dispositive power over the shares listed, but has disclaimed beneficial ownership of all such shares. The Trust also owned 89,655 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 1.63% of the total outstanding common stock of the Company.

(3) As reported on a Schedule 13D filed with the Securities and Exchange Commission by Mario J. Gabelli, Marc J. Gabelli and various entities that either one directly or indirectly controls or for which either one acts as chief investment officer.

     Each of the Funds has five members and a board consisting of five directors. Ms. DeVita and Mr.. Silas, who are Directors of the Company, are also members and directors of each of the Funds.

Directors, Nominees and Executive Officers

         The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed in the Summary Compensation Table) and the current Directors and executive officers of the Company as a group, the equity securities of the Company that were beneficially owned by them as of September 20, 2000 (except as otherwise noted below).

                                                          Shares of
                                                       Class A Nonvoting
        Name of beneficial owner(1)(2)                  Common Stock
         -----------------------                         ------------
Thomas O. Ryder.................................         1,268,429(3)(4)
Lynne V. Cheney.................................             4,480
M. Christine DeVita.............................             4,300
James E. Preston................................            11,300
Lawrence R. Ricciardi...........................             5,050
C.J. Silas......................................             6,300
William J. White................................             7,300
Ed Zschau.......................................             3,750
M. John Bohane..................................            96,520(3)
Gregory G. Coleman..............................           123,007(3)
George S. Scimone...............................           119,507(3)
Peter J.C. Davenport............................           122,879(3)
All current Directors, nominees and executive
    officers as a group (21 persons)............         2,149,796(3)(4)


(1) "Beneficial ownership" has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934. Each Director, nominee or officer had sole voting and investment power over the shares shown, except as noted below. Mr. Ryder beneficially owned 1.40% of the total outstanding shares of Class A Nonvoting Common Stock. Each other Director, nominee or Named Executive Officer beneficially owned less than 1% of the total outstanding shares of Class A Nonvoting Common Stock. All Directors, nominees and executive officers as a group owned 2.38% of the total outstanding shares of Class A Nonvoting Common Stock.

(2) Other than as indicated in footnote 3 below, no Director, nominee or executive officer holds any shares of Class B Voting Common Stock or any shares of preferred stock of the Company. Ms. DeVita and Mr. Silas are members and directors of the Funds, which together beneficially own 11.79% of the Class A Nonvoting Common Stock and 50.0% of the outstanding Class B Voting Common Stock. See "Principal Stockholders."

(3) Includes shares of Class A Nonvoting Common Stock underlying presently exercisable stock options as follows: Mr. Ryder, 875,000; Mr. Bohane, 85,250; Mr. Coleman, 112,875; Mr. Scimone, 106,175; Mr. Davenport, 109,200; and all Directors, nominees and current executive officers, 1,620,700. Includes restricted shares of Class A Nonvoting Common Stock as follows: Mr. Ryder, 89,501; and all Directors, nominees and current executive officers, 8,788. See "Executive Compensation--Summary Compensation Table." Does not include 40,799 shares of Class B Voting Common Stock over which members of the group have voting authority as a result of their participation in the Employee Ownership/401(k) Plan.

(4) Includes 470,000 shares underlying options held by The Thomas O. Ryder 1998 Family Trusts.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table sets forth information for each of the fiscal years ended June 30, 2000, 1999 and 1998 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").

                                       Annual compensation             Long-term compensation

                                                                      Awards(1)             Pay-outs

                             Fiscal
                              Year                             Restricted                                All Other
                              Ended                               Stock       Options/        LTIP      Compensation(2)
     Name and principal      June 30    Salary      Bonus         Award         SARs        Pay-outs
          position                                                                #



Thomas O. Ryder              2000      $700,000  $1,560,000          $0       160,000     $2,062,959     $10,150
Chairman and Chief           1999      $700,000  $1,328,750          $0             0             $0    $358,981(5)
Executive Officer(3)         1998      $131,923          $0  $9,218,500(4)  1,080,000             $0          $0

M. John Bohane               2000      $498,462    $540,100          $0        55,000     $1,237,768     $10,150
President, Global Books      1999      $483,077    $409,450          $0        68,000             $0      $9,165
and Home Entertainment       1998      $330,769    $142,000    $255,906(7)    100,000             $0      $6,084
and Senior Vice President(6)

Gregory G. Coleman           2000      $391,516    $312,000          $0        38,500       $643,639    $106,119(9)
President, U.S. Magazine     1999      $381,231    $292,600          $0        44,100             $0      $9,165
Publishing and Senior        1998      $347,923    $165,500    $180,481(7)     60,000             $0      $6,084
Vice President (8)

George S. Scimone            2000      $355,923    $370,500          $0        38,500       $643,639     $10,150
Senior Vice President and    1999      $349,000    $292,600          $0        44,100             $0      $9,165
Chief Financial Officer      1998      $330,538     $89,200    $188,563(7)     84,000             $0      $6,084
(10)

Peter J.C. Davenport         2000      $323,115    $335,400          $0        32,000       $567,720     $10,150
Senior Vice President
Global Marketing and
Publishing (11)


(1) All awards are made in or with respect to shares of Class A Nonvoting Common Stock.

(2)  Consists  of  amounts   contributed   by  the   Company  to  the   Employee
     Ownership/401(k) Plan for the accounts of the Named Executive Officers, except as otherwise noted below.

(3) Mr. Ryder joined the Company as Chairman of the Board and Chief Executive Officer in April 1998.

(4) Represents 358,000 shares of restricted stock granted in connection with the commencement of Mr. Ryder's employment. Under their terms, these shares vest as follows: 59,666 shares vested on September 30, 1998, 59,666 shares vested on each of December 31, 1998 and 1999, 89,501 shares vested on June 30, 2000 and 89,501 shares will vest on June 30, 2002. Mr. Ryder is entitled to retain dividends paid on the restricted shares. The restricted stock shown in the table is valued at the closing price of the Class A Nonvoting Common Stock on the NYSE on April 28, 1998, the date of grant. As of June 30, 2000, Mr. Ryder held an aggregate of 89,501 shares of restricted stock, valued at $3,556,269, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date. See "Employment Agreement."

(5) Includes a $350,000 payment made in September 1998 to replace a forfeited bonus opportunity from Mr. Ryder's previous employer.
     See "Employment Agreement."

(6) Mr. Bohane, who served as President, Direct Marketing of the Company until April 1991, returned to the Company as a Senior Vice President of the Company and President, International Operations in September 1997. Mr. Bohane became President, Global Books and Home Entertainment in July 1998.

(7) Represents shares of restricted stock. Under their terms, these shares vested on April 9, 2000, the second anniversary of their grant. The restricted stock shown in the table is valued at the closing market price of the Class A Nonvoting Common Stock on the NYSE on the date of grant. On April 11, 2000, the Company made loans to some executive officers to pay the tax withholding obligations arising upon vesting of the restricted stock on April 9, 2000. The maximum amounts of the loans outstanding to the Named Executive Officers during fiscal 2000 were: Mr. Coleman, $82,444; Mr. Scimone, $86,135; and Mr. Davenport, $86,135. The loans, which bore interest at a rate of 7.2% per annum, were repaid on August 21, 2000.

(8) Mr. Coleman, who is currently a Senior Vice President of the Company and President, U.S. Magazine Publishing, was Senior Vice President and Worldwide Publisher from October 1997 to July 1998.

(9) Includes a relocation payment and related tax reimbursement totaling $95,969.

(10) Mr. Scimone, who is currently Senior Vice President and Chief Financial Officer, was Vice President and Chief Financial Officer from September 1997 to July 1998, Vice President of the Company and President of Reader's Digest U.S.A. from November 1996 to September 1997, and Vice President and Corporate Controller from September 1995, when he joined the Company, to November 1996.

(11) Mr. Davenport became an executive officer of the Company in October 1999.

Stock Options and SARs Granted in Last Fiscal Year

         The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 2000 to the Named Executive Officers.


                                         Individual grants

                                                                                     Potential realizable
                                          Percent                           value at assumed annual rates of stock
                                         of total                          price appreciation for option/SAR term(2)
                                         options/

                            Options/       SARs      Exercise
                              SARs      granted to      or
                             granted     employees     Base    Expiration
           Name              (#) (1)     in fiscal    price       Date      0%         5%(3)             10%(4)
                                           year       ($/sh)



Thomas O. Ryder            160,000         7.79%     31.56     8/11/09     $0        $3,175,918        $8,048,399

M. John Bohane              55,000         2.68%     31.56     8/11/09     $0        $1,091,722        $2,766,637

Gregory G. Coleman          38,500         1.87%     31.56     8/11/09     $0          $764,205        $1,936,646

George S. Scimone           38,500         1.87%     31.56     8/11/09     $0          $764,205        $1,936,646

Peter J.C. Davenport        32,000         1.56%     31.56     8/11/09     $0          $635,184        $1,609,680

All Common                    --           --          --         --       $0    $2,042,480,756    $5,175,656,526
Stockholders(5)


(1) All options and SARs are granted with respect to Class A Nonvoting Common Stock. The options vest with respect to 25% of the related shares on each of the first four anniversaries of the grant date.

(2) The values shown are based on the assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Class A Nonvoting Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option or SAR will be measured by the difference between the price of the Class A Nonvoting Common Stock and the exercise price on the date the option or SAR is exercised.

(3) For the values stated in this column to be realized, the price of the Class A Nonvoting Common Stock would have to appreciate from $31.56 to $51.41 during the 10-year option term.

(4) For the values stated in this column to be realized, the price of the Class A Nonvoting Common Stock would have to appreciate from $31.56 to $81.86 during the 10-year option term.

(5) For "All Common Stockholders," the potential realizable values have been calculated on the basis of the same price at which stock options and SARs were granted to the Named Executive Officers and on the basis of the total number of shares of Class A Nonvoting Common Stock and Class B Voting Common Stock outstanding on June 30, 2000. An increase in the price of the Class A Nonvoting Common Stock will benefit all holders of such stock and all option holders commensurately.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 2000 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.


                                                          Number of unexercised          Value of unexercised
                                                          options/SARs at fiscal       in-the-money options/SARs
                                 Shares                           year end                 at fiscal year end
                               Acquired on   Value
        Name                    Exercise    Realized     Exercisable   Unexercisable   Exercisable   Unexercisable



Thomas O. Ryder                   --          --           835,000        405,000    $11,752,124      $4,755,732

M. John Bohane                    --          --            42,000        131,000       $809,605      $1,965,049

Gregory G. Coleman                --          --            84,725        107,075       $551,277      $1,275,367

George S. Scimone                 --          --            75,025        104,775       $687,574      $1,384,953

Peter J.C. Davenport              --          --            83,450         97,250       $550,960      $1,148,241




Long-Term Incentive Plans - Awards in Last Fiscal Year

The following table sets forth information concerning long-term incentive plan awards made during the fiscal year ended June 30, 2000 to each of the Named Executive Officers.


                                                Performance           Estimated future payouts under non-stock
                                Number of         or other                       price-based plans
                               shares, units     period until
                                or other       maturation or
            Name                rights(1)          payout         Threshold(2)       Target(2)        Maximum(2)



Thomas O. Ryder                 19,711      7/1/99 - 6/30/02          9,856           19,711            59,133

M. John Bohane                   7,730      7/1/99 - 6/30/02          3,865            7,730            23,190

Gregory G. Coleman               5,617      7/1/99 - 6/30/02          2,809            5,617            16,851

George S. Scimone                5,617      7/1/99 - 6/30/02          2,809            5,617            16,851

Peter J.C. Davenport             5,014      7/1/99 - 6/30/02          2,507            5,014            15,042



(1) Represents target awards of Performance Shares under the 1994 Key Employee Long Term Incentive Plan. Performance Shares are awards of shares of Class A Nonvoting Common Stock (subject to such transfer restrictions and other restrictions as the Compensation and Nominating Committee may determine) or awards of the value of such shares based on the average closing price of the Class A Nonvoting Common Stock over the last 20 trading days of the applicable Performance Cycle.

(2) Threshold, target or maximum award payouts are based on the Company's achievement during the Performance Cycle of performance goals relating to operating income, earnings per share and relative total shareholder return.

Retirement Plans

         The Company maintains The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plans"), which provides benefits for eligible employees. Through June 30, 1999, the Qualified Retirement Plan was structured as a traditional defined benefit plan with benefits determined primarily by average final compensation and years of service. Effective July 1, 1999, the Qualified Retirement Plan was amended so that the present value of accrued benefits under the Qualified Retirement Plan was converted to a cash balance account.

         Under the amended Qualified Retirement Plan, each participant's account is credited with a percentage of the participant's base pay paid in that month. The percentage is determined by the age of the participant. The following table shows the percentages used to determine credits at the ages indicated.

                       Age                   Percentage

                     Under 30                   3%
                     30-34                      4%
                     35-39                      5%
                     40-44                      6%
                     45-49                      8%
                     50-54                     10%
                     Over 54                   12%

     As of July 1, 2000 the ages of the Named Executive Officers were the following: Mr. Ryder, 56; Mr. Bohane, 64; Mr. Coleman, 46; Mr. Scimone, 53; and Mr. Davenport, 60.

     In addition, each participant's cash balance account is credited with interest on a monthly basis. The amount of interest is computed by multiplying the value of the cash balance account as of the beginning of the month by the average yield on one-year Treasury Constant Maturities during the 13 weeks ending with the last Friday of the preceding calendar quarter plus 100 basis points divided by 12. For the second calendar quarter of 2000, the monthly interest credit is 0.5992 percent.

     Amounts calculated under the retirement formula that exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from the Company's assets.

     At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or an equivalent annuity. The estimated annual benefits payable under the Qualified Retirement Plan and the Excess Benefit Plan at normal retirement age for each of the Named Executive Officers is as follows: Mr. Ryder, $148,798; Mr. Bohane, $279,946; Mr. Coleman, $264,426; Mr. Scimone, $120,014 and Mr. Davenport, $308,953.

     Effective July 1, 1992, the Company adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement Plan"). Effective October 1, 1999, the Company adopted The Reader's Digest Association, Inc. Executive Cash Balance Retirement Plan (the "1999 Executive Retirement Plan"). Messrs. Ryder, Bohane, Scimone and Davenport participate in the 1992 Executive Retirement Plan and Mr. Coleman participates in the 1999 Executive Retirement Plan. Benefits under the 1992 Executive Retirement Plan are based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Company provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, are currently estimated at $830,560 for Mr. Ryder, $149,360 for Mr. Bohane, $168,661 for Mr. Scimone and $0 for Mr. Davenport. These amounts are based on the assumption that payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity. Benefits under the 1999 Executive Retirement Plan are in the form of an annual contribution to each participant's account each September 30 based on the participant's compensation (consisting of salary and bonus). This contribution is reduced by the annual contributions made to the cash balance accounts of the Qualified Retirement Plan and the Excess Benefit Retirement Plan. One half of the investment growth in the account is based on the return on Class A Nonvoting Common Stock and one half is tied to investment elections made by the participant. Mr. Coleman's accrued benefit under the 1992 Executive Retirement Plan was transitioned to the 1999 Executive Retirement Plan as an opening balance of $234,935 as of October 1, 1999.

     The Company is a party to supplemental retirement benefit agreements with certain key employees. Pursuant to the agreement with Mr. Bohane, he is receiving a benefit of $38,360 for 15 years from his original early retirement date of August 1991. The Company has agreed to pay death benefits under such agreements. The agreement with Mr. Coleman provides that he will receive supplemental retirement benefits of $75,926 per year for 15 years at age 65. The agreement with Mr. Davenport provides that he will receive supplemental retirement benefits of $60,000 per year for 15 years at age 65.

Employment Agreement

     On April 28, 1998, the Company entered into an employment agreement with Mr. Ryder as Chairman of the Board and Chief Executive Officer of the Company (the "Ryder Agreement"). The Ryder Agreement has an initial term of three years, which may be terminated earlier under certain circumstances. At the end of the initial three-year period, the term is subject each year to an automatic extension of one year unless one party notifies the other of its intent to terminate the Ryder Agreement.

     As reimbursement for the compensation and benefits that Mr. Ryder forfeited upon termination of his employment with his previous employer, Mr. Ryder received the following upon execution of the Ryder Agreement: (i) stock options in respect of 470,000 shares of Class A Nonvoting Common Stock, which were fully vested and exercisable as of the date of grant; (ii) stock options in respect of 360,000 shares of Class A Nonvoting Common Stock, which become vested and exercisable with respect to one-third of such shares on each of the first three anniversaries of the grant date; and (iii) 358,000 shares of restricted Class A Nonvoting Common Stock, of which 59,666 shares vested on September 30, 1998, 59,666 shares vested on each of December 31, 1998 and December 31, 1999, 89,501 shares vested on June 30, 2000 and 89,501 shares will vest on June 30, 2001 (collectively, the "Replacement Equity Compensation"). All of the stock options have an exercise price of $25.66 per share, the fair market value for such shares on April 28, 1998, the date of grant. Mr. Ryder also received a cash payment of $350,000 on September 14, 1998 to replace the bonus opportunity he forfeited in respect of the first six months of calendar 1998.

     Pursuant to the Ryder Agreement, Mr. Ryder will receive a minimum annual base salary of $700,000 and an annual bonus under the Company's annual incentive compensation plan. As provided for under the Ryder Agreement, on April 28, 1998, Mr. Ryder received stock options in respect of 250,000 shares of Class A Nonvoting Common Stock at an exercise price of $25.66 per share, the fair market value for such shares on the date of grant. In accordance with the Company's current policy, the stock options become vested and exercisable with respect to one-fourth of such shares on each of the first four anniversaries of the date of grant. Future awards of stock options will be granted to Mr. Ryder at the discretion of the Compensation and Nominating Committee as part of the Company's annual stock option program. Under the Ryder Agreement, Mr. Ryder is entitled to all of the employee benefits, fringe benefits and perquisites provided by the Company to other senior executives.

     The Agreement provides that in the event Mr. Ryder's employment is terminated by the Company without "cause" or by Mr. Ryder with "good reason" (a "Qualifying Termination"), the Company will pay to Mr. Ryder an amount in cash equal to three times base salary plus two times annual bonus. The latter component of the severance payment must equal the greater of (i) the highest annual bonus paid to Mr. Ryder during the three years preceding his termination and (ii) the originally approved target amount of the highest award under the annual incentive compensation plan outstanding on the date of termination. In the event Mr. Ryder's employment is terminated as the result of his death or "disability," all of his outstanding and unvested stock options and restricted stock shall become immediately vested. In the event of a Qualifying Termination, all of his stock options and shares of restricted stock that are unvested as of the date of such termination will continue to vest during the two-year period immediately following the date of termination. In addition, to the extent unvested, the last tranche of the Replacement Equity Compensation shall vest as of the last day of such two-year period. Also, Mr. Ryder will receive payment of his outstanding long term incentive compensation on a prorated basis. If Mr. Ryder's employment is terminated other than by the Company for cause or by Mr. Ryder without good reason, Mr. Ryder and his beneficiaries will be entitled to continued welfare benefits for a period of two years.

     Under the Ryder Agreement, if Mr. Ryder's employment is terminated on or after age 60 for any reason other than for cause, the Company must pay Mr. Ryder (or, if the event of termination is his death, his estate) an amount equal to the difference between (x) the monthly retirement benefit Mr. Ryder would accrue (without regard to vesting) under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the Executive Retirement Plan, or replacements for those plans, based on his actual service with the Company plus, if Mr. Ryder's employment is terminated either by the Company without cause or by him for good reason, two years, and (y) the amount that he (or his beneficiary) actually receives under such plans. Any such amount will be payable at the same time and in the same form as such payments would have been made under the Qualified Retirement Plan, but will not be subject to any requirements of vesting or any forfeitures. In the event Mr. Ryder's employment is terminated prior to age 60 either by the Company without cause or by Mr. Ryder for good reason, Mr. Ryder will be credited with two additional years of credited service for all purposes (including eligibility and vesting) under the Executive Retirement Plan. If, after taking into consideration such additional credited service, Mr. Ryder is not deemed to have been terminated after the date on which his age plus years of service equals at least 65 (the "Early Retirement Date"), Mr. Ryder (or his beneficiary) will receive a lump sum payment in the amount of the equivalent actuarial value (as determined under the Qualified Retirement Plan) of pension credits that would have been earned under the Executive Retirement Plan through the end of the two-year severance period. If after taking into consideration the two additional years of credited service, Mr. Ryder is deemed to have been terminated after his Early Retirement Date (and, in fact, was terminated prior to age 60), Mr. Ryder will receive a benefit under the terms of the Executive Retirement Plan in the form of a life annuity. In the event Mr. Ryder's employment is terminated prior to age 60 for any reason other than by the Company without cause or by Mr. Ryder for good reason, Mr. Ryder will be entitled to receive benefits under the terms of the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the Executive Retirement Plan that generally apply to other senior executives.

     The Ryder Agreement also provides that Mr. Ryder will be a participant in the Severance Plan and the Income Continuation Plan described below under "Severance Arrangements" and "Income Continuation Plan." Benefits paid under those plans will be credited against termination benefits payable under the Ryder Agreement.

     Under the terms of The Reader's Digest Association, Inc. 1989 Key Employee Long Term Incentive Plan and The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Long Term Incentive Plan"), in the event of a "change in control" of the Company, all unvested stock options held by Mr. Ryder will become immediately vested and exercisable and all restrictions on shares of restricted stock held by Mr. Ryder will immediately lapse. All of the stock options and restricted stock held by Mr. Ryder as of the record date were granted under the 1994 Long Term Incentive Plan. Under both the 1994 Long Term Incentive Plan and the Ryder Agreement, benefits to which Mr. Ryder becomes entitled in connection with a change in control will be reduced to the extent necessary to prevent any portion of those benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to Mr. Ryder upon a change in control.

Severance Arrangements

     The Company's Severance Plan covers all U.S. corporate employees and the amount of the benefits is dependent upon the employee's grade level and years of service. Under the Severance Plan, any of the Named Executive Officers whose employment is terminated by the Company other than for "cause" (as defined), for death or disability or in connection with certain change-of-control events, will be entitled to receive severance payments in the amount of four weeks of base pay for each completed year of service up to a maximum of 78 weeks of base pay with a minimum of 52 weeks of base pay.

     The Company has entered into termination agreements with Messrs. Bohane, Coleman, Scimone and Davenport and certain other key employees of the Company. Each agreement provides generally that, if the employee's employment is terminated by the employee for "good reason" or by the Company except for "cause" (as such terms are defined in the agreement), the employee will be entitled to receive for a severance period of two years from termination (1) bi-weekly severance payments at the rate of the employee's highest annual base salary within 12 months plus the higher of the highest annual bonus within three years of termination or the current annual bonus target and (2) benefits equivalent to continued participation in the Employee Ownership/401(k) Plan and all welfare employee benefit plans. Mr. Davenport's agreement provides for these benefits if his employment terminates for any reason. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan and (except as otherwise provided in the terms of an award) for the continued vesting of stock option, stock appreciation rights, restricted stock, performance units and other awards under the Company's long-term incentive plans during the severance period, exercisability of options and stock appreciation rights thereafter consistent with termination by mutual agreement or retirement, and prorated performance unit payments (to the extent performance goals are met) based on service through the end of the severance period. Benefits paid under the Severance Plan and under the Income Continuation Plan discussed below will be credited against benefits payable under each agreement.

Income Continuation Plan

     Under The Reader's Digest Association, Inc. Income Continuation Plan for Senior Management (the "Income Continuation Plan"), each of certain officers and key employees of the Company, including the Named Executive Officers, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of the Company, or who terminates employment within 90 days following constructive termination and within 24 months following a change in control of the Company, will be entitled to receive a payment of three full years' base annual salary in effect immediately prior to termination or, if higher, immediately prior to the change in control. Any benefits payable under the Income Continuation Plan will be reduced by any payments made under the Severance Plan and any monthly retirement benefit actually paid under the Qualified Retirement Plan. A participant will also be entitled to certain additional benefits, including a supplemental payment equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of benefit payments under the Income Continuation Plan (reduced by any months of benefit under the Severance Plan). In addition, the participant will be entitled to receive a lump-sum payment equal to three times the average of the three highest of the five preceding annual cash bonuses awarded to the participant. Benefits under the Income Continuation Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control.

     Stock options, SARs, performance units, performance shares, restricted stock and other awards under The Reader's Digest Association, Inc. Key Employee Long Term Incentive Plans also generally become immediately vested upon a change in control.

Transactions With Management

     In June 2000, the Company funded an equity advance of $364,000 for E.W. Schrier, Senior Vice President and Editor-in-Chief, in connection with his relocation from California to the corporate headquarters. The advance is non-interest bearing and is due upon closing of the sale of his previous residence. In July 2000, the Company made a loan to G.C. Coleman in the amount of $ 75,000 relating to the relocation of his residence in connection with the relocation of his department to the corporate headquarters. The loan, which bore interest at a rate of 8.2% per annum, was repaid on August 21, 2000.

               REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

Executive Compensation Philosophy

     The Company's executive compensation program is designed to offer market competitive compensation opportunities, which are tied to individual, financial and stock performance. The purposes of the program are to:

  - Retain and attract high caliber executive talent critical to the success of the Company.

  - Direct executive attention on performance measures that are important to stockholders.

  - Reward executives for performance improvement in financial measures, which lead to increases in the return to stockholders.

  - Promote stock ownership to foster commonality of interests between executives and stockholders.

     The Company's executive compensation philosophy is to provide total compensation opportunities competitive with those provided in the markets in which the Company competes for business and for executive resources. The principal objective of the executive compensation program is to attract and retain top caliber executive talent and to motivate and reward the achievement of exceptional results. The Company is committed to placing a majority of total compensation at risk by linking incentives to stock performance and to the achievement of financial, operational and strategic goals. In addition, the program attempts to recognize and reward exceptional individual contributions.

     The Company's incentive compensation programs for executive officers are designed to reward participants on the basis of individual and corporate performance that benefit the Company and its stockholders. The Compensation and Nominating Committee (the "Committee") believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with the Company's overall compensation objectives, and in the best interests of the Company and its stockholders. Accordingly, although the Committee retains discretion to provide compensation programs intended to achieve corporate goals regardless of tax deductibility, the Committee may from time to time take appropriate action intended to qualify compensation as "performance based" for tax deductibility as within the meaning of Section 162(m) of the Internal Revenue Code or action that results in the disqualification of compensation.


Executive Compensation Program Components

     The principal components of the executive compensation program are: base salary, annual incentive bonus and long-term incentive compensation. The Committee annually receives information from the Company and from external compensation consultants on the competitiveness of the level and structure of total annual executive compensation, specifically, as it compares with that of a selected group of peer companies with which the Company competes for business and for executive talent. These peer companies include but are not limited to those media and publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement. Periodically, the Committee meets with an outside consultant to assess the competitiveness of the executive compensation program and its effectiveness in linking pay to total stockholder return.

Base Salary

     Base salaries are targeted at the 50th percentile of competitive market data. Salary opportunities are set by annual comparison to external rates of pay for comparable positions. Annually, the Committee reviews and approves individual salary adjustments for executive officers and members of senior management. Salary increases are based on a consideration of individual performance, competence and potential, value-added contributions, changes in responsibility, as well as general movement in external salary levels. Decisions regarding salary adjustments for executive officers and senior management are consistent with the salary increase guidelines in effect for all employees, established each year by the Company. The annual salary increase guidelines are consistent with competitive salary management practices. It is the Committee's belief that base salary increases should not be the primary source of compensation growth for senior executives.

     Following a competitive review of senior management total compensation, and taking into account performance and individual contributions, the Committee approved base salary adjustments for fiscal 2000 for executive officers and certain members of senior management. The increases were in line with the Company's annual salary increase guidelines, and on average, were below the Company's salary increase budget, reflecting the Committee's desire to place less emphasis on salary while continuing to ensure that salaries are competitive.

Annual Bonus

     Annual performance incentives are designed to reinforce the Company's risk/reward orientation, and to focus the attention of participants on achieving performance targets. Annual bonus targets under the Management Incentive Compensation Plan and the Senior Management Incentive Plan (collectively referred to as the "MIP") are set at the 50th percentile of competitive practice of peer companies. Annual bonus targets vary by position and level of responsibility. The primary purpose of these awards is to deliver competitive compensation for achieving Company and business unit financial objectives and individual performance goals, which the Committee believes are primary determinants of share price over time. Incentive opportunity under the MIP has both upside potential and downside risk. The upside potential - up to 200% of target - can be attained if performance goals are substantially outperformed. The downside risk is that no payments are made for performance results that fall below an acceptable threshold. In addition, a total Company performance threshold must be met for any awards to be made under the MIP. The corporate performance threshold ensures that an acceptable level of operating results is achieved before any awards are paid to participants.

     Annually, the Committee establishes an incentive pool equal to aggregate incentive targets. A portion of the pool is funded on a quantitative basis after considering the annual performance of the Company and individual business units measured against the operating income goals (on a currency neutral basis) established by the Committee at the start of the fiscal year. The remaining portion of the annual incentive pool is funded after a qualitative assessment of each business unit's overall performance in the following areas:

- Year-over-year operating income growth; - Progress made in growing the customer base and in the retention of existing customers;

- The results of the first worldwide employee survey and specific actions taken at the business unit level to improve employee satisfaction and commitment;

- The innovative initiatives undertaken to build the business for sustainable future growth.

     Once the overall pool is determined, individual awards are decided based upon a combination of business unit financial and operating performance and a review of individual performance against annual goals, which include financial, operational and strategic management objectives. Individual awards may range from 0% - 200% of targeted levels and are made in the sole discretion of the Committee.

     After reviewing the Company's overall performance during fiscal 2000 in relation to the goals established by the Committee at the start of the year, the Committee determined that total Company performance was again considerably above targeted performance levels and reflected substantial improvement over 1999's strong performance. Therefore, the Committee approved annual bonuses under the MIP for executive officers and members of senior management that reflected the strong performance results achieved. Individual award determinations also took into account the significance and impact of individual contributions to the Company's overall performance results in 2000.


Long-Term Incentives

     The purpose of the long-term incentive component is to closely align the long-term interests of executives with those of stockholders. The long-term incentive program is designed to deliver long-term incentive compensation at the top of the third quartile of general industry long-term incentive compensation levels, with an opportunity to earn superior long-term compensation when exceptional performance is achieved. The long-term incentive component consists of two elements: stock options and the Long-Term Incentive Plan (the "LTIP"), a new multi-year performance plan for senior executives, which is discussed in more detail later in this Report. Stock options make up the majority of the total long-term incentive component for senior executives; the LTIP closes the gap between median and upper quartile competitive long-term incentive opportunities.

     The annual stock option program reinforces the Company's long-term performance orientation and provides the opportunity for participants to share in the value created for stockholders. The annual stock option grant, in combination with base salary and the annual bonus, reflects the Company's philosophy of targeting these elements of compensation at the 50th percentile of the competitive market, with an opportunity to exceed this targeted competitive pay position if stock performance exceeds expectations.

     The annual stock option guidelines for executive officers and senior management were increased in 2000 to ensure the Company continues to maintain its long-term competitive position. Individual grants are based on position and level of responsibility, as well as individual performance. Eligible participants include top management and other senior managers responsible for implementing operational plans designed to achieve the Company's long-term strategic objectives as approved by the Board of Directors.

     In fiscal 1999, the Committee approved the LTIP for a limited group of top executives. Under the LTIP, performance shares or share equivalents are awarded at the beginning of multi-year performance cycles. Payouts at the completion of a cycle are made in cash and are based on the extent to which the performance goals are achieved. The value of awards are based on the stock price at the end of the performance cycle, further strengthening the linkage between executive incentives and stockholder value creation.

     Awards for the 1999-2000 performance cycle were tied to achieving two-year reengineering milestones, critically important to achieving a turnaround in the Company's performance. After reviewing the extent to which these milestones were exceeded, and after applying the formula under the LTIP, the Committee approved the payment of awards for executive officers and other top executives that are at the top of the guideline range as defined under the LTIP.

     Awards for subsequent performance cycles are tied to achieving cumulative operating income, earnings per share and relative total stockholder return goals. The Committee believes that the LTIP, in combination with stock options, comprise a total long-term incentive component that underscores the Company's commitment to aligning management incentives with the return delivered to stockholders.


Fiscal 2000 Chief Executive Officer Compensation

     The compensation of the Company's Chief Executive Officer is based on the same factors as compensation for other executive officers. In setting the Chief Executive Officer's target annual compensation, the Committee seeks to be competitive with chief executive officer compensation in peer companies, and to place at least 60% of the Chief Executive Officer's compensation at risk by linking pay to the achievement of the Company's annual and long-term financial and operating goals and the performance of the Company's Class A Nonvoting Common Stock.

     The Committee's decisions about Mr. Ryder's compensation were made in accordance with the Company's executive compensation programs and philosophy and included the following:

     Mr. Ryder's base salary was not adjusted for 2000.

     After the close of fiscal 2000, the Committee reviewed the extent to which the financial goals established for the year were attained, and assessed Mr. Ryder's personal contributions to the year's strong performance results. In determining Mr. Ryder's fiscal 2000 annual bonus, the Committee considered a number of important accomplishments. These included the considerable increase in operating income over 1999; the successful completion and integration of two important acquisitions--Books Are Fun, Ltd. and the sales force of The World's Finest Chocolate, Inc.; the aggressive investment in new business opportunities designed to expand the core business and grow the customer base; Mr. Ryder's leadership of the Company's reengineering, growth and culture change initiatives, and the emphasis placed on development of top talent around the world. In recognition of Mr. Ryder's efforts in continuing to strengthen the health of the core business, and his outstanding leadership in positioning the Company for future growth and sustained profitability, the Committee awarded Mr. Ryder a bonus at the top of the guideline range provided for under the MIP.

     The Committee approved long-term incentive awards for Mr. Ryder. These awards included the payment of an award under the LTIP for the outstanding performance results achieved against two-year reengineering milestones. The LTIP award is at the top of the guideline range provided for under the LTIP. These awards also included 160,000 stock options awarded at the time of the Company's annual stock option grant. Additionally, Mr. Ryder was granted performance shares for the 2000-2002 performance cycle under the LTIP. The number of options and performance shares granted are consistent with the award guidelines in place for participants in these plans.

                                    THE COMPENSATION AND NOMINATING COMMITTEE

                                    C.J. Silas, Chairman
                                    James E. Preston
                                    William J. White

                               PERFORMANCE GRAPHS

     The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: the Company's Class A Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones Media-Publishing Group Index for the two year period ending June 30, 2000.


                       [GRAPH APPEARS HERE]


                                                     June 30,     June 30,
                                                       1998         2000

        The Reader's Digest Association, Inc....      100.00       148.91
        Dow Jones Media-Publishing Group.....         100.00       107.45
        S&P 500...................................... 100.00       131.66

                               PERFORMANCE GRAPHS

     The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: the Company's Class A Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones Media-Publishing Group Index from June 30, 1995 to June 30, 2000.


                              [GRAPH APPEARS HERE]

                                         June 30,   June 30,    June 30,   June 30,   June 30,    June 30,
                                          1995       1996        1997       1998       1999        2000


The Reader's Digest Association, Inc.    100.00      100.00      71.44       69.91     103.83     104.10
Dow Jones Media-Publishing Group         100.00      125.84     155.67      211.94     219.68     227.73
S&P 500                                  100.00      126.00     169.68      220.83     271.10     290.74


               SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS


     Pursuant to Securities and Exchange Commission rules and the Company's By-Laws, proposals of stockholders intended to be submitted at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before June 7, 2001 to be eligible for inclusion in the Company's notice of meeting, proxy statement and accompanying proxy card for such meeting or to be introduced from the floor at such meeting.

     The Company's By-Laws also provide that notice of proposed stockholder nominations for election of directors must be given to the Corporate Secretary of the Company not less than 14 or more than 50 days prior to a meeting called to elect directors. Such notice must contain certain information about each proposed nominee including age, business and residence addresses, principal employment, number of shares of Class B Voting Common Stock beneficially owned (with evidence of such ownership) and such other information as would be required in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director if elected.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     For the fiscal year ended June 30, 2000, the Company filed one late report on behalf of E.G. Chambers, reporting two transactions required to be reported under Section 16(a) of the Securities Exchange Act of 1934. For the fiscal year ended June 30, 2000, the Company also filed one late report under Section 16(a) on behalf of T.O. Ryder reporting an exempt transaction reflecting a change in form of beneficial ownership from direct to indirect.


                                  MISCELLANEOUS

     The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than Proposals contained in this Proxy Statement. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote thereon according to their best judgment.

     It is expected that a member of KPMG LLP, the Company's independent auditors, will attend the Annual Meeting to respond to any appropriate questions that may be asked by stockholders.

     The Company's Annual Report to Stockholders has been mailed to stockholders separately. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

     A copy of the Company's 2000 annual report on Form 10-K filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon request to the VicePresident, Investor Relations, The Reader's Digest Association, Inc., Pleasantville, NY 10570-7000. This report is also available to the public at the SEC's Web site at http://www.sec.gov. A copy of an equal opportunity report prepared by the Company will be made available without charge upon request to the Vice President, Human Resources, The Reader's Digest Association, Inc., Pleasantville, NY 10570-7000. This report is also available to the public at the Company's Web site at http://www.readersdigest.com.

                                         BY ORDER OF THE BOARD OF DIRECTORS:


                                      /S/C.H.R. DUPREE
                                         C.H.R. DUPREE
                                         Vice President and Corporate Secretary



September 29, 2000

          Driving Directions to Reader's Digest Global Headquarters


From Manhattan

     From East Side, take I-87 north (Major Deegan Thruway) into Yonkers to exit 5, "Central Park Avenue, Route 100." Proceed on Route 100 north for 1 mile to entrance to Sprain Brook Parkway (left turn). Continue on Sprain Brook Parkway north approximately 12 miles to exit for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

     From West Side, take the West Side Highway north to the Henry Hudson Parkway north to the Saw Mill River Parkway north. Continue on the Saw Mill River Parkway north approximately 20 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Dutchess or Putnam County

     Take I-84 south to the I-684 south approximately 10 miles to Saw Mill River Parkway south. Bear right onto Exit 5 entering Saw Mill River Parkway south and continue approximately 7 miles to traffic light at Reader's Digest Road exit. Turn left at exit and bear right to top of hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From New Jersey

     Take the I-287 east (Tappan Zee Bridge) to Exit 1 for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Connecticut

     Take I-95 south to Exit 21 to I-287. Proceed on I-287 to Exit 3 for Sprain Brook Parkway north. Take Sprain Brook Parkway north approximately 4 miles to exit for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit (Exit 33). Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

     Reader's Digest and the Pegasus logo are registered trademarks of The Reader's Digest Association, Inc.

                   [Recycling Logo] Printed on recycled paper.


Appendix 1

PROXY

                        THE READER'S DIGEST ASSOCIATION, INC.

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints each of James E. Preston, Thomas O. Ryder and William J. White as attorney and proxy, with full power of substitution, to represent the undersigned and vote as designated below all the shares of Class B Voting Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held November 10, 2000, and at any adjournments thereof, with all powers the undersigned would possess if personally present, on the proposal described in the Notice of Meeting and Proxy Statement of the Board of Directors and in accordance with the discretion of the Board of Directors on any other business that may come before the meeting.

         Please mark, date and sign your name exactly as it appears on this proxy card and return this proxy card in the enclosed envelope. For shares registered jointly, each joint owner should sign. Persons signing in a representative capacity (e.g., attorney, executor, administrator, trustee, guardian, etc.) or as an officer of a corporation should indicate their capacity, title or office.

                           THE PROXY IS CONTINUED ON THE REVERSE SIDE.

                     PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

(Back of Card)
                                                                       Please
                                                            [X]        mark your
                                                                       votes as
                                                                       this

                             CLASS B COMMON

The Board of Directors recommends a vote FOR Proposal 1.

                                                                      WITHHELD
                                                           FOR         FOR ALL
1. ELECTION OF DIRECTORS
    Nominees: Thomas O. Ryder, Lynne V. Cheney,            |_|            |_|
    M. Christine DeVita, James E. Preston,
    Lawrence R. Ricciardi, C. J. Silas, William J. White,
    Ed Zschau

WITHHELD FOR: (Write that nominee's name in the Space provided below.)

______________________________________________________________

Receipt is hereby  acknowledged of The Reader's Digest
Association,   Inc.   Notice  of  Meeting   and  Proxy
Statement.



Signature(s)__________________________________  Date:____________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Appendix 2

PLEASE SIGN, DATE AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENVELOPE PROVIDED AFTER DETACHING AT THE PERFORATION BELOW

THE EMPLOYEE OWNERSHIP PLAN AND THE 401(K) PARTNERSHIP OF THE READER'S DIGEST ASSOCIATION, INC.

CONFIDENTIAL VOTING DIRECTION TO THE TRUSTEE, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I hereby direct State Street Bank and Trust Company, as Trustee under the Employee Ownership Plan and the 401(k) Partnership of The Reader's Digest Association, Inc., to vote as directed on the reverse side my proportionate interest in the shares of Class B Voting Common Stock of THE READER'S DIGEST ASSOCIATION, INC. held in the Stock Fund under that Plan at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held November 10, 2000, and at any adjournments thereof, on the proposal as described in the Notice of Meeting and Proxy Statement of the Board of Directors.

                  (Please note any change of address below.)


[NAME and ADDRESS]                          Proportionate interest
                                            in shares: xxx.xx shares of a total
                                            of  shares  of  1,584,307   Class  B
                                            Voting  Common  Stock  in the  Stock
                                            Fund

          To be completed, signed and dated on the reverse side.

Back of Card

                             CLASS B COMMON

The Board of Directors recommends a vote FOR Proposal 1.

                                                                      WITHHELD
                                                           FOR         FOR ALL
1. ELECTION OF DIRECTORS
    Nominees: Thomas O. Ryder, Lynne V. Cheney,            |_|            |_|
    M. Christine DeVita, James E. Preston,
    Lawrence R. Ricciardi, C. J. Silas, William J. White,
    Ed Zschau

WITHHELD FOR: (Write that nominee's name in the Space provided below.)

____________________________________________________________

Receipt is hereby  acknowledged of The Reader's Digest
Association,   Inc.   Notice  of  Meeting   and  Proxy
Statement.



Signature(s)__________________________________  Date:____________________
Signature of Participant(Please date and sign exactly as name is printed herein.)

The Trustee will vote your proportionate interest in the shares of Class B Voting Common Stock in the Stock Fund as you direct. IF YOU SIGN BELOW, BUT DO NOT GIVE ANY INSTRUCTIONS, THE TRUSTEE WILL VOTE YOUR PROPORTIONATE INTEREST IN THOSE SHARES AS RECOMMENDED BY THE BOARD OF DIRECTORS ON THE PROPOSALS LISTED HEREIN.

COVER LETTER

                                RDA LETTERHEAD

                                                            September 22, 2000

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549-1005

             Re:    The Reader's Digest Association, Inc.
                    Commission File No. 1-10434
                    SEC Central Index Key 0000858558

Ladies and Gentlemen:

     In compliance with Rule 14a-6 under the Securities Exchange Act of 1934, as amended, filed herewith by direct electronic transmission are the following materials to be used in connection with the forthcoming Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") scheduled to be held on November 10, 2000:

(1) Notice of Meeting and Proxy Statement for the Annual Meeting, to be furnished to the stockholders by the Board of Directors, attached to which is a letter from the Chairman and Chief Executive Officer of the Company to the stockholders;

(2) Form of proxy to be solicited by the Board of Directors from holders of the Company's Class B Voting Common Stock (filed as Appendix 1 to the Proxy Statement);

(3) Form of voting directions card to be distributed by the Trustee to obtain instructions on voting shares of the Company's Class B Voting Common Stock held in the Stock Fund of the Employee Ownership Plan and 401(k) Partnership of The Reader's Digest Association, Inc. (filed as Appendix 2 to the Proxy Statement).; and

     The enclosed material is in the form in which it will be mailed, commencing on September 29, 2000, to the stockholders of the Company in connection with the Annual Meeting.

                                                   Very truly yours,


                                                /s/Clifford H.R. DuPree
                                                   Clifford H.R. DuPree
                                                   Vice President and
                                                     Corporate Secretary
Enclosures